Prospectus Supplement No. 2                     Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated March 19, 1999)            Registration No. 333-74697


                    Pennsylvania Real Estate Investment Trust
                Distribution Reinvestment and Share Purchase Plan

                       -----------------------------------


         This prospectus supplement contains a revised Schedule A to the prospectus dated March 19, 1999, registration number 333-74697, relating to the Pennsylvania Real Estate Investment Trust Distribution Reinvestment and Share Purchase Plan. The revised Schedule A to the prospectus restates in its entirety the Schedule A previously included as part of the prospectus and the Schedule A previously included as part of prospectus supplement number one to the prospectus. The revised Schedule A provides the expected dates relating to optional cash payments and share distribution reinvestments under the plan for 2003 and 2004, each as described in the prospectus.

         If you would like to receive a copy of the entire prospectus, please call (866) 875-0700. If you have any further questions regarding the plan, please contact us at:

                    Pennsylvania Real Estate Investment Trust
                    Attention: Jean Dardzinski, Director of Investor Relations The Bellevue, 200 S. Broad Street
                    Philadelphia, PA 19102

                       -----------------------------------


           The date of this prospectus supplement is December 23, 2002

                                                       Schedule A

                                              Optional Cash Payment Dates
                                                      2003 & 2004

------------------------------- ---------------------------- ---------------------------- ----------------------------
       Threshold Price                 Optional Cash               Pricing Period               Pricing Period
    and Discount Date Set            Payment Due Date             Commencement Date             Investment Date
------------------------------- ---------------------------- ---------------------------- ----------------------------
February 4, 2003                February 6, 2003             February 7, 2003             February 25, 2003
------------------------------- ---------------------------- ---------------------------- ----------------------------
March 5, 2003                   March 7, 2003                March 10, 2003               March 25, 2003
------------------------------- ---------------------------- ---------------------------- ----------------------------
April 4, 2003                   April 8, 2003                April 9, 2003                April 25, 2003
------------------------------- ---------------------------- ---------------------------- ----------------------------
May 6, 2003                     May 8, 2003                  May 9, 2003                  May 27, 2003
------------------------------- ---------------------------- ---------------------------- ----------------------------
June 5, 2003                    June 9, 2003                 June 10, 2003                June 25, 2003
------------------------------- ---------------------------- ---------------------------- ----------------------------
July 7, 2003                    July 9, 2003                 July 10, 2003                July 25, 2003
------------------------------- ---------------------------- ---------------------------- ----------------------------
August 5, 2003                  August 7, 2003               August 8, 2003               August 25, 2003
------------------------------- ---------------------------- ---------------------------- ----------------------------
September 5, 2003               September 9, 2003            September 10, 2003           September 25, 2003
------------------------------- ---------------------------- ---------------------------- ----------------------------
October 7, 2003                 October 9, 2003              October 10, 2003             October 27, 2003
------------------------------- ---------------------------- ---------------------------- ----------------------------
November 5, 2003                November 7, 2003             November 10, 2003            November 25, 2003
------------------------------- ---------------------------- ---------------------------- ----------------------------
December 5, 2003                December 9, 2003             December 10, 2003            December 26, 2003
------------------------------- ---------------------------- ---------------------------- ----------------------------
January 5, 2004                 January 7, 2004              January 8, 2004              January 26, 2004
------------------------------- ---------------------------- ---------------------------- ----------------------------
February 4, 2004                February 6, 2004             February 9, 2004             February 25, 2004
------------------------------- ---------------------------- ---------------------------- ----------------------------
March 5, 2004                   March 9, 2004                March 10, 2004               March 25, 2004
------------------------------- ---------------------------- ---------------------------- ----------------------------
April 5, 2004                   April 7, 2004                April 8, 2004                April 26, 2004
------------------------------- ---------------------------- ---------------------------- ----------------------------
May 5, 2004                     May 7, 2004                  May 10, 2004                 May 25, 2004
------------------------------- ---------------------------- ---------------------------- ----------------------------
June 7, 2004                    June 9, 2004                 June 10, 2004                June 25, 2004
------------------------------- ---------------------------- ---------------------------- ----------------------------
July 6, 2004                    July 8, 2004                 July 9, 2004                 July 26, 2004
------------------------------- ---------------------------- ---------------------------- ----------------------------
August 5, 2004                  August 9, 2004               August 10, 2004              August 25, 2004
------------------------------- ---------------------------- ---------------------------- ----------------------------
September 7, 2004               September 9, 2004            September 10, 2004           September 27, 2004
------------------------------- ---------------------------- ---------------------------- ----------------------------
October 5, 2004                 October 7, 2004              October 8, 2004              October 25, 2004
------------------------------- ---------------------------- ---------------------------- ----------------------------
November 5, 2004                November 9, 2004             November 10, 2004            November 26, 2004
------------------------------- ---------------------------- ---------------------------- ----------------------------
December 6, 2004                December 8, 2004             December 9, 2004             December 27, 2004
------------------------------- ---------------------------- ---------------------------- ----------------------------
January 5, 2005                 January 7, 2005              January 10, 2005             January 25, 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------



                                                          -2-

Share Distribution Reinvestments (1)

------------------------------------------------------------ ---------------------------------------------------------
                        Record Date                                            Investment Date (2)
------------------------------------------------------------ ---------------------------------------------------------
February 28, 2003                                            March 17, 2003
------------------------------------------------------------ ---------------------------------------------------------
May 30, 2003                                                 June 16, 2003
------------------------------------------------------------ ---------------------------------------------------------
August 29, 2003                                              September 15, 2003
------------------------------------------------------------ ---------------------------------------------------------
November 28, 2003                                            December 15, 2003
------------------------------------------------------------ ---------------------------------------------------------
February 27, 2004                                            March 15, 2004
------------------------------------------------------------ ---------------------------------------------------------
May 31, 2004                                                 June 15, 2004
------------------------------------------------------------ ---------------------------------------------------------
August 31, 2004                                              September 15, 2004
------------------------------------------------------------ ---------------------------------------------------------
November 30, 2004                                            December 15, 2004
------------------------------------------------------------ ---------------------------------------------------------

(1) The dates indicated are those expected to be applicable under the Plan with respect to future Distributions, if and when declared by the Board of Trustees. The actual record and payment dates will be determined by the Board of Trustees.

(2) The Investment Date relating to Distributions is also the pricing date with respect to Common Shares acquired directly from the Trust with such Distributions. See Question 12.


New York Stock Exchange Holidays

--------------------------------------- ------------------------------------ -----------------------------------------
                                                       2003                                    2004
--------------------------------------- ------------------------------------ -----------------------------------------
New Year's Day                                 January 1, 2003                        January 1, 2004
--------------------------------------- ------------------------------------ -----------------------------------------
Martin Luther King, Jr. Day                    January 20, 2003                       January 19, 2004
--------------------------------------- ------------------------------------ -----------------------------------------
President's Day                                February 17, 2003                      February 16, 2004
--------------------------------------- ------------------------------------ -----------------------------------------
Good Friday                                    April 18, 2003                         April 9, 2004
--------------------------------------- ------------------------------------ -----------------------------------------
Memorial Day                                   May 26, 2003                           May 31, 2004
--------------------------------------- ------------------------------------ -----------------------------------------
Independence Day                               July 4, 2003                           July 5, 2004
--------------------------------------- ------------------------------------ -----------------------------------------
Labor Day                                      September 1, 2003                      September 6, 2004
--------------------------------------- ------------------------------------ -----------------------------------------
Thanksgiving Day                               November 27, 2003                      November 25, 2004
--------------------------------------- ------------------------------------ -----------------------------------------
Christmas Day                                  December 25, 2003                      December 24, 2004
--------------------------------------- ------------------------------------ -----------------------------------------














                                                          -3-



